6034 Collingwood Place
Vancouver, BC V6N 1V1

25 October 2005

EPOD International Inc.
2223 Hayman Road
Kelowna, BC V1Z 1Z6

Attention: Mr. Michael Matvieshen, Chairman of the board

Reference: Director Resignation

Dear Mr. Matvieshen:

I hereby resign as a Director of the Board of EPOD International Inc., effective forthwith. It has been a privilege for me to serve in this capacity.

Hipp EnginEering Ltd. has had a client working relationship with EPOD for some time. On behalf of Hipp Engineering I assure you of our continuing, keen interest to support the work of EPOD where our services can be applied, based on our experience and qualifications.

Yours truly,

Peter Hipp

cc. Mark Roseborough, President

PH/sd

(Lr/095)